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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Amendment No. 4 to Registration Statement No. 333-129651 of our report dated June 6, 2006, except for Note 6, as to which the date is August 8, 2006, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia

August 8, 2006